UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: DECEMBER 7, 2001

AMERICAN CRYSTAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	33-83868; 333-11693; and 333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET
MOORHEAD, MN 56560	(218) 236-4400
(Address of principal executive offices)	(Registrant’s telephone number)

Item  9

                American Crystal Sugar Company (the “Company”) announced to its shareholders at its annual shareholder meeting on December 6, 2001 that the selling price for sugar is currently trending positive as compared with the assumptions used for the November forecast for the 2001 gross beet payment.  Taken alone, this positive price trend could result in a positive increase of as much $3.00 to $4.00 in the gross beet payment for the 2001 crop.  The projected gross beet payment for the 2001 crop is based on several assumptions, including but not limited to, the Company operations and selling prices for the Company’s products during fiscal year 2002.  Any change in any assumption will necessarily change the projected gross beet payment for the 2001 crop.

This report contains forward-looking statements and information based upon assumptions by the  Company’s management.  These forward-looking statements can be identified by the use of forward-looking terminology such as “expects”, “believes”, “will” or similar verbs or expressions.  If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements.  The differences could be caused by a number of factors or combination of factors, including, but not limited to, those factors influencing the Company and its business which are described in  “Important Factors” section contained in the Company’s Annual Report on Form 10-K for fiscal year 2001.  Readers are urged to consider these factors when evaluating any forward-looking statement.  The Company undertakes no obligation to update any forward-looking statements in this report to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY NAME

Dated:	December 7, 2001	/s/ Joseph J. Talley
		By:	Joseph J. Talley
		Its:	Vice President – Finance